Exhibit 10.1

Amendment to

Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan effective August 2, 2011

The Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan is amended by deleting the second sentence of Section 11(d)(i) and replacing it with the following:

“If an Award Agreement provides that a Participant will receive a Performance Compensation Award if the Participant incurs a Termination prior to the last day of the Performance Period, unless otherwise provided in the Award Agreement, such Performance Compensation Award will be based on the actual achievement of the Performance Goals through the last day of the Performance Period.”